Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Addex Therapeutics Ltd
Geneva, Switzerland

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2023, relating to the consolidated financial statements of Addex Therapeutics Ltd appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

BDO AG

/s/ Christoph Tschumi /s/ Nigel Le Masurier

Zurich June 8, 2023